Exhibit 99.1

2 Changi South Lane Singapore 486123	65.6299.8888 Main www.flextronics.com

P R E S S R E L E A S E
Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS FOURTH QUARTER RESULTS

Singapore, April 30, 2013 — Flextronics (NASDAQ: FLEX) today announced results for its fourth quarter ended March 31, 2013 as follows:

	Three Month Periods Ended
	March 31	March 31	Y/Y
(US$ in millions, except EPS)	2013	2012	Change
Continuing Operations:
Net sales	$5,295	$6,370	-17%
Adjusted operating income	$106	$158	-33%
Restructuring charges	$(125)	$—
GAAP operating income (loss)	$(27)	$148	-118%
Adjusted net income	$86	$166	-48%
GAAP net income (loss)	$(27)	$143	-119%
Adjusted EPS	$0.13	$0.24	-46%
Adjusted EPS - restructuring charges	$(0.18)	$—
GAAP EPS	$(0.04)	$0.20	-120%

An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Fourth Quarter Results of Continuing Operations

Net sales for the fourth quarter ended March 31, 2013 were $5.3 billion, at the high end of the Company’s previously provided revenue guidance of $5.0 billion to $5.3 billion.  The Company’s adjusted earnings per diluted share of $0.13 in the fourth quarter ended March 31, 2013 is at the midpoint of the Company’s previously provided guidance of $0.11 to $0.15.

During the fourth quarter ended March 31, 2013, the Company recognized approximately $125 million of pre-tax restructuring charges comprised of $102 million of cash charges predominantly related to employee severance and benefits and $23 million of non-cash asset impairment charges.  The Company’s GAAP operating income and GAAP net income decreased, compared to the same quarter last year, reflecting the impacts from the restructuring charges recognized during the fourth quarter ended March 31, 2013.

The Company expects to recognize an additional $25 million to $30 million in pre-tax restructuring charges in the first quarter of fiscal 2014, comprised primarily of employee severance and benefit costs. These continued restructuring activities are intended to improve operational efficiencies.  The Company believes that upon the completion of its restructuring activities, the potential savings achieved through reduced employee expenses and lower operating costs will yield annualized savings greater than $150 million.

“We believe our end-markets have mostly stabilized and we are actively engaged in restructuring our cost base to drive better margins,” said Mike McNamara, CEO of Flextronics.  “Simultaneously, we are positioning our company for strong growth layered on top of our base business and powered by our strong bookings in Fiscal 2013.”

“We generated $109 million in cash flow from operations this quarter and over $1.1 billion for the fiscal year,” said Paul Read, CFO of Flextronics.  “Our strong cash flow generation allowed us to close the year with $70 million more cash after supporting strategic acquisitions of $184 million, reducing debt by $121 million and repurchasing $322 million or 8% of our outstanding shares.”

Guidance

For the first quarter ending June 28, 2013, revenue is expected to be in the range of $5.3 billion to $5.6 billion and adjusted EPS from continuing operations is expected to be in the range of $0.12 to $0.16 per share.  GAAP earnings per share from continuing operations are expected to be lower than the guidance provided herein by approximately $0.03 per diluted share for intangible amortization and stock-based compensation expense, and by approximately $0.04 to $0.05 per diluted share for the remaining restructuring charges.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the fourth quarter ended March 31, 2013.  The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading end-to-end supply chain solutions company that delivers design, engineering, manufacturing and logistics services to a range of industries and end-markets, including data networking, telecom, enterprise computing and storage, industrial, capital equipment, appliances, automation, medical, automotive, aerospace and defense, energy, mobile, computing and other electronic product categories.   Flextronics is an industry leader with $24 billion in sales, generated from helping its customers design, build, ship, and service their products through an unparalleled network of facilities in more than 30 countries and across four continents. Flextronics’ service offerings and vertically integrated component technologies optimize customer supply chains by lowering costs, increasing flexibility, and reducing time-to-market. For more information, visit www.flextronics.com or follow us on Twitter @flextronics.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the expected nature, timing, reductions, objectives, expected cost savings, and charges associated with restructuring actions, and future expected revenues and earnings per share. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; compliance with legal and regulatory requirements; the Company’s ability to implement the restructuring actions as planned; the possibility that benefits of the restructuring actions may not materialize as expected; and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our

reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.  The share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended		Twelve Month Periods Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
GAAP:
Net sales	$5,295,318	$6,369,966	$23,569,475	$29,343,029
Cost of sales	4,982,142	6,011,057	22,187,393	27,825,079
Restructuring charges	117,519	—	215,834	—
Gross profit	195,657	358,909	1,166,248	1,517,950
Selling, general and administrative expenses	215,484	210,536	805,235	877,564
Restructuring charges	7,224	—	11,600	—
Operating income (loss)	(27,051)	148,373	349,413	640,386
Intangible amortization	8,318	13,091	29,529	49,572
Interest and other (income) expense, net	7,823	(15,279)	(8,931)	16,084
Income (loss) before income taxes	(43,192)	150,561	328,815	574,730
Provision (benefit) for income taxes	(16,184)	7,251	26,313	53,960
Net income (loss) from continuing operations	$(27,008)	$143,310	$302,502	$520,770
Loss from discontinued operations	—	(18,577)	(25,451)	(32,005)
Net income (loss)	$(27,008)	$124,733	$277,051	$488,765

EPS(3):
Net income (loss) from continuing operations:
GAAP	$(0.04)	$0.20	$0.45	$0.72
Non-GAAP	$0.13	$0.24	$0.84	$0.85
Loss from discontinued operations:
GAAP	$—	$(0.03)	$(0.04)	$(0.04)
Non-GAAP	$—	$(0.03)	$(0.02)	$(0.04)
Net income (loss):
GAAP	$(0.04)	$0.18	$0.41	$0.67
Non-GAAP	$0.13	$0.21	$0.81	$0.81

Basic Shares used in computing per share amounts	650,938	685,695	662,874	716,247
Diluted Shares used in computing per share amounts	664,301	699,462	675,033	727,807

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures.  See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	Three Month Periods Ended		Twelve Month Periods Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
GAAP gross profit	$195,657	$358,909	$1,166,248	$1,517,950
Stock-based compensation expense	1,118	1,119	5,163	7,447
Restructuring charges	117,519	—	215,834	—
Non-GAAP gross profit	$314,294	$360,028	$1,387,245	$1,525,397
GAAP SG&A Expenses	$215,484	$210,536	$805,235	$877,564
Stock-based compensation expense	6,703	8,829	29,366	41,008
Non-GAAP SG&A Expenses	$208,781	$201,707	$775,869	$836,556
GAAP operating income (loss)	$(27,051)	$148,373	$349,413	$640,386
Stock-based compensation expense	7,821	9,948	34,529	48,455
Restructuring charges	124,743	—	227,434	—
Non-GAAP operating income	$105,513	$158,321	$611,376	$688,841
GAAP provision (benefit) for income taxes	$(16,184)	$7,251	$26,313	$53,960
Intangible amortization benefit	200	296	1,015	1,766
Tax benefit on intangible assets (2)	22,308	—	22,308	—
Restructuring charges	5,083	—	6,363	—
Non-GAAP provision for income taxes	$11,407	$7,547	$55,999	$55,726
GAAP net income (loss) from continuing operations	$(27,008)	$143,310	$302,502	$520,770
Stock-based compensation expense	7,821	9,948	34,529	48,455
Intangible amortization	8,318	13,091	29,529	49,572
Restructuring charges	124,743	—	227,434	—
Adjustments for taxes	(27,591)	(296)	(29,686)	(1,766)
Non-GAAP net income from continuing operations	$86,283	$166,053	$564,308	$617,031
GAAP net income (loss)	$(27,008)	$124,733	$277,051	$488,765
Stock-based compensation expense	7,821	9,948	34,529	48,455
Intangible amortization	8,318	14,122	40,529	55,896
Restructuring charges	124,743	—	227,434	—
Adjustments for taxes	(27,591)	(296)	(29,686)	(1,766)
Non-GAAP net income	$86,283	$148,507	$549,857	$591,350
EPS(3):
Net income (loss) from continuing operations:
GAAP	$(0.04)	$0.20	$0.45	$0.72
Non-GAAP	$0.13	$0.24	$0.84	$0.85
Loss from discontinued operations:
GAAP	$—	$(0.03)	$(0.04)	$(0.04)
Non-GAAP	$—	$(0.03)	$(0.02)	$(0.04)
Net income (loss):
GAAP	$(0.04)	$0.18	$0.41	$0.67
Non-GAAP	$0.13	$0.21	$0.81	$0.81

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2013	March 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$1,587,087	$1,518,329
Accounts receivable, net	2,111,996	2,593,829
Inventories	2,722,500	3,300,791
Current assets of discontinued operations	—	21,642
Other current assets	1,344,525	1,099,959
Total current assets	7,766,108	8,534,550

Property and equipment, net	2,174,588	2,076,442
Goodwill and other intangibles, net	343,552	159,924
Non current assets of discontinued operations	—	41,417
Other assets	302,014	221,471
Total assets	$10,586,262	$11,033,804

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank borrowings, current portion of long-term debt	$416,654	$39,340
Accounts payable	3,705,297	4,294,873
Current liabilities of discontinued operations	—	24,854
Other current liabilities	2,045,541	1,929,118
Total current liabilities	6,167,492	6,288,185

Long-term debt, net of current portion:
Revolving credit facility	—	140,000
4.625% Notes (due 2020)	500,000	—
5.000% Notes (due 2023)	500,000	—
Term loans	646,135	2,004,755
Other long-term debt	4,838	4,578
Other liabilities	521,039	312,307

Total shareholders’ equity	2,246,758	2,283,979
Total liabilities and shareholders’ equity	$10,586,262	$11,033,804

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)  To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude stock-based compensation expense, restructuring charges,  intangible amortization and the related tax effects.  These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•                  the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•                  the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•                  a better understanding of how management plans and measures the Company’s underlying business; and

•                  an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Restructuring charges include severance, asset impairment, lease termination, contract and product exit costs and other charges primarily related to the closures and consolidations of various manufacturing facilities. These costs may vary in size based on the Company’s restructuring activities, and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends, and are therefore excluded by the Company from its non-GAAP measures.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies.

Free Cash Flow of $2 million for the fourth quarter ended March 31, 2013 consists of GAAP net cash flows from operating activities of $109 million less purchases of property and equipment net of dispositions of $107 million.  For the year ended March 31, 2013, Free Cash Flow was $680 million consisting of GAAP net cash flows from operating activities of $1.1 billion less purchases of property and equipment net of dispositions of $435 million. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

(2) Our US GAAP benefit for taxes reflects approximately $22.3 million of non-cash benefit recognized in connection with our finalization of the intangible asset valuation for one of our acquisitions closed in the third quarter of fiscal 2013.   The Company expects it will not recognize any additional tax benefits or expense associated with amortization of these intangible assets over their estimated useful lives.

(3) Weighted average ordinary shares used for calculating GAAP EPS were the same for basic and diluted due to the net loss for the quarter ended March 31, 2013.